Exhibit 4.49

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made as of December 22, 2011 by and among TAL International Container Corporation, as Borrower (the “Borrower”), Fortis Bank SA/NV, New York Branch , as loan servicer and collateral agent (“Agent”), and such of the lenders (the “Lenders”) under the Credit Agreement (as defined below) as shall constitute the “Majority Lenders” (as such term is defined in the Credit Agreement).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

WHEREAS, the Borrower, the Agent and the Lenders are party to that certain Credit Agreement dated as of July 31, 2006 (as amended prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Agent and the Majority Lenders enter into this Amendment to modify certain provisions of the Credit Agreement; and

WHEREAS, the Agent and the Majority Lenders are willing to make such modifications upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.                                            Modifications to Credit Agreement.  Effective as of the Effective Date (defined below), the Credit Agreement is hereby modified as follows:

(a)                                  All references in the Credit Agreement to the “Swing Line Credit Agreement” are hereby deleted, as is the definition thereof.

(b)                                 Section 1.1 is hereby amended to replace the definition of “Bank Facility Credit Agreement” to read in its entirety as follows:

“Bank Facility Credit Agreement.  That certain Amended and Restated Credit Agreement dated on or about November 30, 2011 among the Borrower, The Royal Bank of Scotland plc, as administrative agent and collateral agent, RBS Securities Inc., as sole arranger, and the lenders party thereto from time to time (as such agreement may be amended, supplemented, restated, replaced or refinanced from time to time, but subject to Section 1.2(h) hereof), together with the “Loan Documents” (as defined therein).

(c)                                  In Section 1.1, the definition of “Refinancing Indebtedness” is hereby modified to delete the internal reference to clause “(xii)” of Section 9.4.

(d)                                 Section 9.4(xii) is hereby amended to read in its entirety as follows:

“(xii)                       Indebtedness incurred in connection with a Permitted Securitization (and any amendment, supplement, restatement, replacement or refinancing thereof) or pursuant to the Bank Facility Credit Agreement (and any amendment, supplement, restatement, replacement or refinancing thereof that does not increase the maximum principal amount thereunder to more than $150,000,000.00);”

(e)                                  Section 9.3(xiv) is hereby amended to read in its entirety as follows:

“(xiv)                   Liens incurred in connection with a Permitted Securitization or pursuant to the Bank Facility Credit Agreement; and”

Section 2.                                            Representations and Warranties.  The Borrower hereby represents and warrants to each other party hereto as of the Effective Date that:

(a)                                  It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing (or its equivalent), except where the failure to be so duly organized, validly existing and in good standing, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and it is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(b)                                 It has the power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment;

(c)                                  The execution, delivery and performance of this Amendment does not and will not require any consent or approval of any Governmental Authority or any other Person which has not already been obtained or is being obtained herein;

(d)                                 This Amendment, when duly executed and delivered by the parties hereto, shall be the legal, valid and binding obligations of the Borrower and the Guarantor (as applicable), enforceable against the Borrower and the Guarantor (as applicable) in accordance with the terms set forth herein;

(e)                                  No Default or Event of Default has occurred and is continuing and no Default or Event of Default shall occur as a result of the execution, delivery and performance of this Amendment; and

(f)                                    It hereby confirms that each of the conditions precedent to this Amendment to the Credit Agreement has been, or contemporaneously with the execution of this Amendment will be, satisfied.

3.                                       Effectiveness of Amendment.  The modifications to the Credit Agreement provided for herein shall become effective on the first date (the “Effective Date”) on which each of the following conditions shall be satisfied:

(a)                                  the Agent (or its counsel) shall have received from (i) the Borrower, (ii)  and Lenders constituting the Majority Lenders, either (A) counterparts of this Amendment signed on behalf of such parties or (B) written evidence satisfactory to the Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment;

(b)                                 the Agent shall have received such documents and certificates as the Agent or its counsel may reasonably have requested relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Agent.

(c)                                  the representations and warranties of the Borrower set forth in Section 2 hereof shall be true and correct on and as of the Effective Date.

Section 4.  Effect of Amendment.  On and after the execution and delivery hereof, as of the Effective Date, (i) this Amendment shall become a part of the Credit Agreement and (ii) each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended or modified hereby.  Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under the Credit Agreement.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agent or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

Section 5.                                            Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or email shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.                                            Governing Law; Severability.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  IF ANY PROVISION OF THIS AMENDMENT IS DEEMED INVALID, IT

SHALL NOT AFFECT THE BALANCE OF THIS AMENDMENT.  THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

Section 7.                                            Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

[signatures appear on the following pages]

TAL INTERNATIONAL CONTAINER CORPORATION, as Borrower

By:
Name: Jeffrey Casucci
Title: Vice President, Treasurer

Signature Page to Amendment No. 2 to Credit Agreement

FORTIS BANK SA/NV, NEW YORK BRANCH, as Loan Servicer and Collateral Agent

By:
Name:
Title:

Signature Page to Amendment No. 2 to Credit Agreement

FORTIS BANK SA/NV, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to Credit Agreement

DVB BANK N.V., as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to Credit Agreement

ING BANK, N.V., as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to Credit Agreement